EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Guaranty Bancshares, Inc. of our report dated June 24, 1998 on our audit of the financial statements of the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 11-K.



/s/ ARNOLD, WALKER, ARNOLD & CO., P.C.
    ARNOLD, WALKER, ARNOLD & CO., P.C.


Mount Pleasant, Texas
May 4, 1999


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